Exhibit 99.1

FOR MORE INFORMATION:	Company Contact:
Jill Blumhoff
Chief Financial Officer &
Vice President of Finance
Phone: 765.497.8381
jblumhoff@BASinc.com

BASi Continues Revenue Gains to Close Fiscal 2018

WEST LAFAYETTE, IN, December 20, 2018 -- Bioanalytical Systems, Inc. (NASDAQ:BASI) (“BASi”, the “Company”, “We” or “Our”) today announced financial results for the three and twelve months ended September 30, 2018.

Over the last five months, we acquired the business of Seventh Wave Laboratories, LLC, commenced the expansion of our facilities in Evansville, Indiana and obtained funding to support these initiatives in order to support future growth and enhance our scientific capabilities, client service offerings and client experience.

Jill Blumhoff, BASi’s Vice President of Finance and Chief Financial Officer commented, “We are proud to report revenue growth during the fourth and final quarter of fiscal 2018 as compared to fiscal 2017 and even more proud of the foundation we have been building for future growth. Our earnings in fiscal 2018 were impacted by over $550,000 in one-time costs for acquisition and integration activities as well as retirement and recruiting expenses; however, we believe these investments will positively impact our future.”

Ms. Blumhoff continued, “In fiscal 2018, we made improvements to our facilities, strategically invested in new laboratory equipment, added critical leadership positions and invested in new product development. We also completed plans and funding for the 2019 Evansville expansion. In addition to our expansion plans, we plan to further develop and integrate our scientific service offerings. We also expect to invest in sales and marketing resources. We are encouraged by the traction of all of these growth initiatives, further setting the foundation for enhancing the client experience and growth in the future.”

“We remain encouraged by these results and recent events, which would not be possible without the consistently outstanding work from our dedicated team” Ms. Blumhoff concluded.

Fourth Quarter Results

For the quarter, revenue amounted to $8,986,000, a 53% increase from $5,873,000 in the fourth quarter of fiscal 2017. Revenue growth was mainly driven by the incremental sales associated with the Seventh Wave acquisition plus increased sales in both the Services and Products segments.

Net loss for the fourth quarter of fiscal 2018 amounted to $200,000, or $0.02 per diluted share, compared to net income of $229,000, or $0.03 per diluted share for the fourth quarter of fiscal 2017. One-time expenses related to the Seventh Wave acquisition and integration in the fourth quarter of fiscal 2018 amounted to approximately $345,000.

Net income and earnings per share were also impacted by lower archive revenues, higher new product development expenses and higher stock option expense attributable to the grants of options to our directors and certain employees in October 2017.

Adjusted EBITDA for the fourth quarter of fiscal 2018, amounted to $1,029,000, compared to Adjusted EBITDA for the fourth quarter of fiscal 2017 of $672,000.

Due to recent financing activities, and to support 2019 growth plans, the Company had $773,000 in cash, $3,500,000 available on its general line of credit, $4,445,000 available on its construction line of credit and $1,429,250 available on an equipment line of credit as of September 30, 2018,

Fourth Quarter Segment Results

Service revenue for the fourth quarter of fiscal 2018 increased 60% to $8,019,000 compared to $5,002,000 for the same period in fiscal 2017. Revenues from the Seventh Wave acquisition added $2,982,000 in the fourth quarter of fiscal 2018. Also, Preclinical services revenues increased $260,000 due to a more favorable mix of studies in the fourth quarter of fiscal 2018. Other laboratory services revenues were negatively impacted by lower archive revenues, which impact was partially offset by higher pharmaceutical analysis revenues in the fourth quarter of fiscal 2018 versus the comparable period in fiscal 2017.

Cost of Service revenue as a percentage of Service revenue decreased to 65.9% during the fourth quarter of fiscal 2018 from 67.7% in the comparable period in fiscal 2017. The principal cause of this decrease was the increase in revenues, which led to higher absorption of the fixed costs in our Service segment.

Sales in our Products segment increased 11% in the fourth quarter of fiscal 2018 from $871,000 to $967,000 when compared to the same period in the prior fiscal year. The majority of the increase stems from an increase in sales of our Culex automated in vivo sampling systems and related consumables in the fourth quarter of fiscal 2018. Increased sales of our analytical instruments and PalmSens instruments also contributed to the increase.

Cost of Products revenue as a percentage of Products revenue in the fourth quarter of fiscal 2018 decreased to 54.9% from 71.5% in the comparable prior-year period. This decrease is mainly due to the mix of product sales during the fourth quarter of fiscal 2018, principally higher sales of the Culex automated in vivo sampling system, which carries higher margins.

Fiscal Year Results

For fiscal 2018, revenue amounted to $26,346,000 an 8.7% increase from $24,242,000 for fiscal 2017. Revenue growth was mainly driven by the incremental sales associated with the Seventh Wave acquisition offset slightly by a decline in other service revenues as compared to fiscal 2017.

Net loss amounted to $194,000, or $0.02 per diluted share, for fiscal 2018 compared to net income of $884,000, or $0.10 per diluted share, for fiscal 2017. One-time expenses related to the Seventh Wave acquisition and integration as well as higher recruiting, retirement and relocation costs amounted to approximately $550,000. Net loss was also impacted by lower archive revenues of $253,000, and other increased operating costs including new product development expenses and higher stock option expense attributable to the grants of options to our directors and certain employees in October 2017.

Adjusted EBITDA was $2,822,000 for fiscal 2018, compared to Adjusted EBITDA of $2,424,000 for fiscal 2017.

Fiscal Year Segment Results

Service revenue increased 11.2% in fiscal 2018, to $22,440,000 from $20,182,000 in fiscal 2017. Revenues from the Seventh Wave acquisition added $2,982,000 in fiscal 2018. Also, Preclinical services revenues increased $168,000 due to a more favorable mix of studies in fiscal 2018. Other laboratory services revenues were negatively impacted by lower archive revenues of $253,000, which impact was partially offset by higher pharmaceutical analysis revenues of $178,000 in fiscal 2018 versus the comparable period in fiscal 2017.

Cost of Service revenue as a percentage of Service revenue increased to 70.9% during fiscal 2018 from 69.3% in fiscal 2017. The principal cause of this increase was the mix of revenues, specifically the decline in archiving revenues which carry higher margins.

Sales in our Products segment decreased 3.8% in fiscal 2018, from $4,060,000 to $3,906,000 when compared to fiscal 2017. The majority of the decrease stems from lower sales of our Culex automated in vivo sampling systems during fiscal 2018, partially offset by an increase in sales of our analytical instruments, in fiscal 2018.

Cost of Product revenue as a percentage of Product revenue in fiscal 2018 decreased to 59.5% from 62.9% in the fiscal 2017. This decrease is mainly due to a change in the mix of products sold favoring higher-margin instruments fiscal 2018.

Cash Provided by Operating Activities

Cash provided by operating activities was $3,487,000 for fiscal 2018 compared to $1,236,000 for fiscal 2017.

As of September 30, 2018, the Company had $773,000 in cash and cash equivalents and $3,500,000 available on its general line of credit.  The Company had a zero balance on its $4,445,000 construction line of credit and a zero balance on its $1,429,250 equipment line of credit. During fiscal 2018, cash from new financing and operations funded the Seventh Wave acquisition of $6,759,000. In addition, the Company funded capital expenditures for laboratory equipment and building improvements as well as computer equipment and software of approximately $1,317,000.

Amendments to Credit Arrangements

On July 2, 2018, the Company and First Internet Bank (“FIB”) entered into an amendment to the Company’s credit agreement to, among other things, provide the Company with an additional term loan in the amount of $5,500,000, the proceeds of which were used to fund a portion of the cash consideration for the Seventh Wave acquisition, and increased borrowing availability under the Company’s general revolving line of credit from $2,000,000 to $3,500,000. The new term loan and the general revolving line of credit mature July 2, 2023 and June 30, 2019, respectively. Amounts outstanding under the new term loan bear interest at a fixed per annum rate of 5.06%, while interest accruing on the principal balance of the general revolving line of credit remains unchanged, at a floating per annum rate equal to the Prime Rate (as defined in the credit agreement). At September 30, 2018, the balance on the Company’s original term loan under the credit agreement was $4,222,000.

In addition, on September 28, 2018, in connection with the announced expansion of our Evansville nonclinical services site, the Company and FIB amended the Company’s credit agreement to provide a construction draw loan in a principal amount not to exceed $4,445,000 and an equipment draw loan in a principal amount not to exceed $1,429,250. These draw loans mature on March 28, 2025 and bear interest at a fixed rate of 5.20%. Each loan requires monthly payments of accrued interest on amounts outstanding through March 28, 2020, and thereafter monthly payments of principal and interest on amounts then outstanding through maturity.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are Adjusted EBITDA for the three and twelve month periods ended September 30, 2018 and 2017. Adjusted EBITDA as reported herein refers to a financial performance measure that excludes from net income

(loss) income statement line items interest expense and income taxes (benefit) expense, as well as non-cash charges for depreciation and amortization, stock option (benefit) expense and non-recurring acquisition and integration costs.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that Adjusted EBITDA, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc.

BASi is a pharmaceutical development company providing contract research services and monitoring instruments to the world's leading drug development companies, emerging pharmaceutical companies and medical research organizations. The Company focuses on developing innovative services and products that increase efficiency, improve decision making and allow accelerated goal attainment for our clients. Visit www.BASinc.com for more information about BASi.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to our financial condition, changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry standards and regulatory standards, and various market and operating risks detailed in the Company's filings with the Securities and Exchange Commission. BASi assumes no obligation to update any forward-looking statement except as may be required by law. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company's most recent Annual Report, as filed, with the Securities and Exchange Commission.

(SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30, (Unaudited)		Fiscal Year Ended September 30,
	2018	2017	2018	2017

Service revenue	$8,019	$5,002	$22,440	$20,182
Product revenue	967	871	3,906	4,060
Total revenue	8,986	5,873	26,346	24,242

Cost of service revenue	5,285	3,386	15,904	13,990
Cost of product revenue	531	623	2,326	2,555
Total cost of revenue	5,816	4,009	18,230	16,545

Gross profit	3,170	1,864	8,116	7,697
Operating expenses:
Selling	624	245	1,541	1,053
Research and development	166	125	596	465
General and administrative	2,455	1,202	5,965	4,901
Total operating expenses	3,245	1,572	8,102	6,419

Operating income (loss)	(75)	292	14	1,278

Interest expense	(125)	(53)	(274)	(375)
Other income	1	1	6	6
Net income (loss) before income taxes	(199)	240	(254)	908

Income tax expense (benefit)	1	11	(60)	24

Net income (loss)	$(200)	$229	$(194)	$884

Other comprehensive income (loss):	-	13	-	35

Comprehensive income (loss)	$(200)	$229	$(194)	$919

Basic net income (loss) per share	$(0.02)	$0.03	$(0.02)	$0.11
Diluted net income (loss) per share	$(0.02)	$0.03	$(0.02)	$0.10

Weighted common shares outstanding:
Basic	10,229	8,241	8,771	8,178
Diluted	10,229	8,780	8,771	8,733

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2018	September 30, 2017
Assets
Current assets:
Cash and cash equivalents	$773	$434
Accounts receivable
Trade, net of allowance of $1,948 at September 30, 2018 and
$2,404 at September 30, 2017	4,128	2,530
Unbilled revenues and other	1,012	615
Inventories, net	1,182	913
Prepaid expenses	966	814
Total current assets	8,061	5,306

Property and equipment, net	16,610	14,965
Goodwill	3,072	38
Other intangible assets, net	3,318	—
Lease rent receivable	115	87
Deferred tax asset	62	—
Other assets	30	21

Total assets	$31,268	$20,417

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,192	$2,052
Restructuring liability	1,117	1,117
Accrued expenses	1,571	1,202
Customer advances	4,925	2,980
Income taxes payable	—	20
Current portion of capital lease obligation	87	128
Current portion of long-term debt	909	224
Total current liabilities	11,801	7,723
Capital lease obligation, less current portion	37	69
Long-term debt, less current portion, net of debt issuance costs	8,546	4,158
Total liabilities	20,384	11,950

Shareholders’ equity:
Preferred shares, authorized 1,000,000 shares, no par value:
35 Series A shares at $1,000 stated value issued and outstanding at September 30, 2018 and 1,035 at September 30, 2017	35	1,035
Common shares, no par value:
Authorized 19,000,000 shares; 10,245,277 issued and outstanding at September 30, 2018 and 8,243,896 at September 30, 2017	2,523	2,023
Additional paid-in capital	24,557	21,446
Accumulated deficit	(16,231)	(16,037))
Total shareholders’ equity	10,884	8,467
Total liabilities and shareholders’ equity	$31,268	$20,417

BIOANALYTICAL SYSTEMS, INC.
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
(In thousands) (Unaudited)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP Net income (loss)	$(200)	$229	$(194)	$884

Add back: Interest expense	125	53	274	372
Income taxes (benefit) expense	1	11	(60)	24
Depreciation and amortization	726	373	1,875	1,520
Stock option (benefit) expense	32	6	134	19
Acquisition and integration costs	345	—	395	—

Adjusted EBITDA	$1,029	$672	$2,424	$2,822

Adjusted EBITDA - Earnings before interest expense, income taxes (benefit) expense, depreciation and amortization, stock option (benefit) expense and non-recurring acquisition and integration costs.